Exhibit 10.4

MASTER AGREEMENT

by and between

MPI RESEARCH, INC.

(hereinafter referred to as Mfl)

Mattawan, Michigan

and

PHAGE BIOTECHNOLOGY CORPORATION

(hereinafter referred to as the SPONSOR)

Tustin, California

Notice: This document contains Company Confidential and/or Proprietary Information belonging to MPI and the Sponsor. None of the information may be copied, transmitted or communicated in whole or in part to any third party without the written consent of the parties.

DEFINITIONS

•	The Master Agreement outlines the general terms of the contract between MPI and the SPONSOR.

•	The Services Agreement details the specific terms for each study of the contract between MPI and the SPONSOR. This includes the billing schedule for the study.

•	The protocol is a detailed description of die study as required in the applicable Good Laboratory Practices regulations.

II. WORK TO BE DONE AND COSTS

MPI agrees to carry out the study(ies) for the SPONSOR according to the written protocol(s). The protocol(s) are attached as Exhibit A to the Services Agreement Addendum and are incorporated herein by reference. For performing this (these) study(ies), MPI shall receive the sums indicated On the Services Agreement Addendum for each study performed for the SPONSOR.

In the performance of this agreement, MPI shall comply with all applicable U.S. laws, ordinances, rules and regulations, whether federal, state or local. MPI affirms that it is registered with the USDA as a laboratory conducting research on laboratory animals and that all conditions of animal care and testing will conform to the Animal Welfare Act. MPI is an AAALAC accredited facility and MPI warrants that, to the best of its knowledge, it is currently in compliance with and that it will, to the best of its ability, remain in compliance with arid fulfill all governmental requirements regarding applicable Good laboratory Practices.

MASTER AGREEMENT

Phage Biotechnology Corporation

III. CONFIDENTIALITY

MPI agrees that it shall not disclose to any third party any information concerning the study(ies) or any data derived therefrom that it obtains during the course of its performance of this agreement without the prior written consent of the SPONSOR. Appropriately authorized regulatory officials will he provided access to study information upon request, and MPI will notify the SPONSOR immediately upon the regulatory official’s request. This obligation shall survive the cancellation or the termination of this agreement. MPI agrees to (i) limit access to the study(ies) and data derived therefrom to its employees, agents and consultants who require access in order to perform the study(ies) in compliance with the Protocol(s) of this agreement, and (ii) to take all reasonable precautions to maintain the confidentiality of the study(ies) and data derived therefrom, using at least those precautions that MP1 uses to protect its own proprietary material.

MPI shall not use any samples of test material supplied to MPI by the SPONSOR for any purpose(s) other than this (these) study(ies) and shall not assign or transfer sanm to any third party without the prior written authorization from the SPONSOR.

The SPONSOR agrees that it shall not disclose to any third party any information concerning MPI proprietary information that the SPONSOR obtains during the course of this agreement without the prior written consent of MPI, using at least those precautions that the SPONSOR uses to protect its own proprietary material.

IV. METHOD OF PAYMENT

The SPONSOR shall make payment in United States finds upon receipt of an invoice and in accordance with the payment schedule outlined in the applicable Services Agreement Addendum.

V. MODIFICATION IN SERVICES AGREEMENT(S) AND/OR PROTOCOL(S)

If, at a future date, changes in the Services Agreement(s) or Protocol(s) are necessary, such changes will be made through prior written agreement between the SPONSOR and MPI. If changes in Protocol(s) affects the cost of the (these) study(ies), MPI shall submit a revised Services Agreement for approval by the SPONSOR and make the change after receiving written authorization. On occasion, changes may be made after oral authorization of the SPONSOR, but these must he followed by written authorization of the SPONSOR. MPI shall not subcontract this (these) study(ies) or any part(s) thereof without the SPONSOR’s prior written approval.

MASTER AGREEMENT

Phage Biotechnology Corporation

VI. SANDARDS OF PERFORMANCE

MPI shall exercise reasonable care and a high standard of professional conduct in the performance of the work under this Master Agreement and each Services Agreement and in the preparation of resulting report(s) in accordance with the Protocol(s). MW shall perform its work in accordance with the Services Agreements/Protocol(s). In the event of an error or omission in the performance of the work by MPI, the SPONSOR will be notified. if such an error or omission causes the (these) study(ies) results to be invalidated by regulatory authorities, MPIs sole obligation and liability shall be to repeat the (these) study(ies) or the affected part thereof in accordance with the Protocol(s) at no additional cost to the SPONSOR. In no event shall MPI be liable for any incidental, consequential or special damages beyond the control of MPI or in excess of the study(ies) price, including but not limited to loss of anticipated income or business disruption, even if MPI has been advised of the possibility of such damages.

OTHER THAN TILE WARRANTIES EXPRESSLY STATED ABOVE, THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES RELATED TO ANY OF THE SERVICES COVERED BY THIS MASTER AGREEMENT OR ANY SERVICES AGREEMENT(S), INCLUDING BUT NOT LIMITEI) TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

VII. INDEMNIFICATION

Each of the parties agrees to indemnify and hold harmless the other patty and its affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party, and any resulting judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively, a “Claim”) arising out of or resulting from (i) its negligence or willful misconduct or (ii) a breach of any of its obligations, representations or warranties hereunder, except to the extent that such Claim arises out of or results from any negligence or willful misconduct of a party seeking to be indemnified and held harmless or the negligence or willful misconduct of a member of such party’s Indemnified Group. A condition of this obligation is that, whenever an indemnified party has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall promptly give written notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made or suit is brought, all indemnified parties shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. No indemnified party shall, except at its own cost, voluntarily make any payment or incur any expenses in connection with any such Claim without the prior written consent of the indemnifying party. The obligations set forth in this Section shall survive the expiration or termination of this agreement.

MASTER AGREEMENT

Phage Biotechnology Corporation

VIII. FORCE MAJEURE

MPI shall exercise every reasonable effort to meet the agreed upon completion date for the (these) study(ies), MPI shall not be liable for any loss or damage due to delays resulting from any cause(s) beyond its reasonable control such as, but not limited to, changes to any government law or regulation that occur during the course of a study, acts of God, acts or omission of the SPONSOR, acts of civil or military authority, judicial action, labor disputes, epidemics, explosions, accidents, quarantine restrictions, failure due to delay in transportation, embargoes, wars, riots, or delays caused by the SPONSOR. In the event of any delay due to such cause or other difficulties, whether or not similar in nature to any of those enumerated, the delivery dates shall be extended for a period equal to the extent of the delay so incurred. In any ease, MPI shall report in writing the reasons for the delay to the SPONSOR.

IX. MONITORING OF STUDY(IES)

Authorized representatives of the SPONSOR have the right to inspect the study(ies) animals and/or raw data on the premises of MPI during regular working hours. Advance notice of SPONSOR inspections is appreciated. MPI shall notify the SPONSOR, by facsimile or by telephone, of any changes in the study design from that specified in the protocol that occur at any time during the (these) study(ies). Changes, which MPI and the SPONSOR mutually agree to be significant, will be detailed in writing and sent to the SPONSOR.

In the event that the SPONSOR requests copies of the data derived from SPONSOR studies conducted at MPI, the SPONSOR agrees to pay MPI for the preparation, verification, duplication and handling of such data in accordance with MPI’s established charges for such services at that time.

In the event that the SPONSOR requests original documents or data from the study(ies), the SPONSOR agrees to pay MPI for the preparation of such original data and applicable shipping charges in accordance with MPI’s established charges for such services at that time.

X. EARLY TERMINATION

The SPONSOR shall have the privilege of curtailing or terminating the Services Agreement(s) or Protocol(s) at any time without incurring penalty costs by giving MPI 30 days written notice of this intent. Any such notice shall specify the date of curtailment or termination. In the event of such curtailment, MPI and the SPONSOR shall negotiate new charges for the remaining services and amend in writing the payment schedule of the affected Services Agreement Addendum relating to the curtailed services In the case of early termination of any Services Agreement or Protocol, MPI shall refund the amount overpaid. Should study costs to termination exceed the SPONSOR’S payments, the SPONSOR will pay the balance to MPI.

MASTER AGREEMENT

Phage Biotechnology Corporation

XI: REPORTS

One bound and one unbound copy of the audited draft and final study(ies) report(s) in compliance with the Protocol(s) shall be provided to the SPONSOR If additional reports are requested, an additional charge shall be made for their preparation and handling in accordance with MPI’s established charges for such services at that time, The SPONSOR may request one set of changes to the audited draft report at no additional cost. Additional changes may result in additional charges in accordance with MPI’s established charges for such services at that time.

XII: STORAGE OF RAW DATA

MPI agrees that the raw data and study specimens are the exclusive property of the SPONSOR, and MPI shall store the data arid study specimens derived pursuant to this Master Agreement for a period of one year following the completion of the study (final report issue date). At the expiration of this time, the SPONSOR shall be notified as to the disposition of the raw data and/or study Specimens as outlined below. During archival storage, MPI shall ensure that all raw data and study specimens will be readily available for inspection by the SPONSOR or an authorized agent designated by the SPONSOR. Notwithstanding the foregoing, MPI shall not discard or destroy any raw data, or other materials relating to this (these) study(ies) without giving the SPONSOR written notice of this intention and a reasonable opportunity to have such raw data or other material relating to these studies shipped to the SPONSOR, or to another facility selected by the SPONSOR, at the SPONSOR’s expense.

MPI shall not be liable for any loss or damage to the raw data or study specimens resulting from any cause(s) beyond its reasonable control such as, but not limited to acts of God, acts or omissions of SPONSOR, act of civil or military authority, judicial action, labor disputes, epidemics, explosions, accidents, quarantine restrictions, failure due to delay in transportation, embargoes, wars, or riots. In the event that the raw data or study specimens are damaged from any cause(s) that MPI could reasonably have foreseen and the raw data or study specimens are needed so that the SPONSOR can respond to inquiries from regulatory authorities, MPI agrees to repeat, at MPI’s cost, the study or any portion thereof necessary to respond to such inquiries. MPI shall not he liable for any other loss, claim, damage, or expense incurred by the SPONSOR, including but not limited to loss of anticipated income or business disruption.

XIII, PATENTS AND INVENTIONS

MPI agrees that all reports, conclusions, data and other information obtained or developed through its work on the(se) study(ies) will be the property of SPONSOR and will be made available to the SPONSOR at any time subject to the terms and conditions of this Agreement. MPI further agrees to communicate to the SPONSOR promptly and without request all information pertinent to the(se) study(ies) as it progresses. MPI agrees to disclose to the SPONSOR any invention, discovery or patentable or

MASTER AGREEMENT

Phage Biotechnology Corporation

unpatentable improvement conceived or developed in connection with this Agreement by MPI (alone or with others) or by any contractor, but excluding any testing methodology innovation developed by MPI (luring the term of this Agreement. MPI agrees to execute any assignment or other documents reasonably necessary to convey to the SPONSOR any copyright, title or other interest to such information. MPI will not disclose to any third party any invention, discovery or improvement (except testing methodology Innovations) developed in connection with this Agreement without SPONSOR’S express written authorization.

XIV. ADVERTISING

Under no circumstances, shall the name of MPI or any of its personnel be used for promotional literature or advertising without the prior written approval of MPI. The SPONSOR may use all or any portion of the report(s) or content(s) of the study(ies) conducted by MPI under this Master Agreement. The SPONSOR may indicate that the study(ies) were conducted by MPI in order to obtain governmental approval or clearance for the commercialization of the test material of the study(ies) and its preparation(s).

Under no circumstances may the name of SPONSOR or any of its personnel and affiliates be used for promotional literature or advertising without the prior written permission and approval of the SPONSOR.

XV. PUBLICATIONS

The SPONSOR has the right to the publication of the results of the (these) study(ies) or to a joint publication with MPI. The SPONSOR may authorize MN to publish the results of this(these) study(ies) independently.

XVI. REGULATORY REQUIREMENTS

MPI agrees that all animals used in any study conducted by MPI under this Master Agreement will be handled, housed and, as appropriate, disposed of in accordance with the current NIH guidelines regarding the care and use of laboratory animals and all applicable local, state and federal laws, regulations and guidelines.

It is agreed that, unless specified to the contrary in a selected Services Agreement, all studies conducted by MPI shall comply with applicable Good Laboratory Practices. MPI will promptly notify the study monitor (identified in the appropriate Services Agreement) of any unforeseen or unusual incident that may affect the outcome of the study.

XVII. MISCELLANEOUS

It is the intention of’ the patties that no form of legal “agency” relationship be created between the parties and nothing in this Agreement shall be deemed to create in either party the right or authority to incur any obligation on behalf of the other party or to bind such other party in any way whatsoever except in accordance with the terms of this Agreement.

MASTER AGREEMENT

Phage Biotechnology Corporation

Modification of this Master Agreement or any Services Agreement Addendum shall be binding only if in writing and signed by both parties.

This agreement and all schedules, attachments and exhibits contain the parties’ entire agreement and understanding, and it supersedes all prior oral and written agreements and understandings. In the event of a conflict between the Master or Services Agreements and the study Protocol, the Master and Services Agreements shall supersede the Protocol. -

The laws of the State of Michigan including its choice of law rules shall govern this Master Agreement and the services to be performed hereunder.

If any provision of this Master Agreement or any schedules or attachments is held invalid, illegal or unenforceable, all other provisions of this Master Agreement and such schedules and amendments shall remain in effect. If any provision of this Master Agreement is held to he excessively broad as to duration, geographic scope, activity or subject, it is to be construed by limiting and reducing it, so as to he enforceable to the extent compatible with the applicable law.

All written notices from one party to the other under this Master Agreement are sufficient as sent to the address listed below by certified or registered mail, postage prepaid. Notices to MPI shall be sent to the attention of the President, Chief Operating Officer. Notices are effective upon receipt.

SPONSOR’S REPRESENTATIVE:	Jack Jacobs, Ph.D.
Vice President & (chief Scientific Officer)

SPONSOR’S ADDRESS:	Phage Biotechnology Corporation
14272 Franklin Avenue
Suite 110
Tustin, CA 92780

MPI’S ADDRESS:	MPI Research, Inc.
54943 North Main Street
Mattawan, MI 49071-9399 USA

This Master Agreement may be executed in two counterparts each of which shall be deemed an original, but both of which together shall constitute one in the same document.

MASTER AGREEMENT

Phage Biotechnology Corporation

IN WITNESS WHEREOF, the party’s authorized representative has duly executed this agreement as of the day and year indicated below.

FOR: Phage Biotechnology Corporation

BY:	/s/ Jack Jacobs
TITLE:	VP & COO

DATE:	3/8/04

FOR: MPI Rcsearch, Inc.

BY:	/s/ Andrejs P. Dumpis
TITLE:	Chief Accounting Officer, Treasurer

DATE:	3/10/04

FOR: MPI Research, Inc.

BY:	/s/ William Harrison
William Harrison
TITLE:	President and Chief Operating Officer

DATE:	3/10/04